Exhibit 5.1

[LETTERHEAD OF REEDER & SIMPSON P.C.]

October 24, 2007

Aegean Marine Petroleum Network Inc.

42 Hatzikyriakou Avenue
Piraeus 185 38 Athens
Greece

Re:          Aegean Marine Petroleum Network Inc.

Ladies and Gentlemen:

We have acted as counsel to Aegean Marine Petroleum Network Inc., a corporation organized under the laws of the Republic of the Marshall Islands (the “Company”), in connection with the Company’s Registration Statement on Form F-1 (the “Registration Statement”) as filed with the U.S. Securities and Exchange Commission (the “Commission”) on October 24, 2007 relating to the registration under the U.S. Securities Act of 1933, as amended (the “Securities Act”), of an aggregate amount of 6,750,000 shares of the Company’s common stock, par value US$0.01 per share (the “Securities”), all of which are being offered by certain selling shareholders of the Company.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact, which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that:

Under the laws of the Republic of the Marshall Islands, the Securities have been duly authorized, and are validly issued, fully paid and non-assessable.

This opinion is limited to the law of the Republic of the Marshall Islands as in effect on the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the heading “Legal Matters” in the Prospectus, without admitting we are “experts” within the meaning of the Securities Act, or the rules and regulations of the Commission thereunder with respect to any part of the Registration Statement.

Very truly yours,

/s/ RAYMOND E. SIMPSON

REEDER & SIMPSON P.C.